Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Continued Strong New Product Demand Drives Waters Third Quarter 2007 Sales Up 17%
Milford, Massachusetts, October 23, 2007 — Waters Corporation (NYSE/WAT) reported today third quarter 2007 sales of $353 million, an increase of 17% over sales of $301 million in the third quarter of 2006. Foreign currency translation contributed 3% to this reported sales growth rate. On a GAAP basis, earnings per diluted share (E.P.S.) for the third quarter were $0.52, compared to $0.49 for the third quarter in 2006. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 24% to $0.62 in the third quarter of 2007 from $0.50 in the third quarter of 2006.
Through the first nine months of 2007, sales for the Company were $1,036 million, a 16% increase over sales in the first nine months of 2006 of $893 million. Foreign currency translation contributed 2% to this reported sales growth rate. E.P.S. for the first nine months of 2007 were $1.65 compared to $1.36 for the comparable period in 2006. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S. grew 23% in the first nine months of 2007 to $1.78 from $1.45 in 2006.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “The broad-based growth that we experienced in the first half of 2007 continued through the third quarter with the ongoing success of our major programs and a generally favorable spending environment.”
As communicated in a prior press release, Waters Corporation will webcast its third quarter 2007 financial results conference call this morning, October 23, 2007 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through October 30, 2007, similarly by webcast and also by phone at 402-220-2173.
Waters Corporation holds worldwide leading positions in three complementary analytical technologies - liquid chromatography, mass spectrometry, and thermal analysis. These markets account for approximately $5.0 billion of the estimated $20 — $25 billion analytical instrumentation market.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the ability to successfully integrate acquired businesses, the impact of changes in accounting principles or practices, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	September 29, 2007	December 31, 2006
Cash, cash equivalents and short-term investments	626,465	514,166
Accounts receivable	269,580	272,157
Inventories	191,121	168,437
Other current assets	42,347	44,920
Total current assets	1,129,513	999,680

Property, plant and equipment, net	157,901	149,262
Other assets	494,844	468,371
Total assets	1,782,258	1,617,313

Notes payable and debt	410,515	403,461
Accounts payable and accrued expenses	277,807	282,373
Total current liabilities	688,322	685,834

Long-term debt	500,000	500,000
Other long-term liabilities	138,263	69,096
Total liabilities	1,326,585	1,254,930

Total equity	455,673	362,383
Total liabilities and equity	1,782,258	1,617,313

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net sales	352,638	301,182	1,036,045	893,299
Cost of sales (1)	153,679	127,167	449,130	373,799

Gross profit	198,959	174,015	586,915	519,500

Selling and administrative expenses (1)	105,577	87,397	301,707	261,903
Research and development expenses (1)	21,974	19,138	59,811	57,836
Purchased intangibles amortization	2,176	1,403	6,434	3,980
Restructuring and other unusual charges (2)	—	344	—	7,670

Operating income	69,232	65,733	218,963	188,111

Interest expense, net	(6,722)	(6,688)	(19,953)	(19,096)
Income from operations before income taxes	62,510	59,045	199,010	169,015

Provision for income taxes	9,227	8,669	29,881	26,704

Net income	53,283	50,376	169,129	142,311

Net income per basic common share	$0.53	$0.49	$1.68	$1.38

Weighted average number of basic common shares	99,821	101,845	100,457	103,135

Net income per diluted common share	$0.52	$0.49	$1.65	$1.36

Weighted average number of diluted common shares and equivalents	101,712	103,074	102,352	104,570

(1)     The results for the three and nine months ended September 29, 2007 include a charge for a one-time contribution to the 401(k) defined contribution plan associated with freezing of pay credit accruals under the Company’s U.S. defined benefit pension plan. The amount of the one-time charge in the consolidated statement of operations above is as follows:

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Cost of sales	2,556	—	2,556	—
Selling and administrative expenses	7,368	—	7,368	—
Research and development expenses	2,243	—	2,243	—

Total one-time contribution charge	12,167	—	12,167	—

(2) The results for the three and nine months ended September 30, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.52	$0.49	$1.65	$1.36

Adjustment for purchased intangibles amortization, net of tax	1,557	1,223	4,843	3,431
Income per diluted share effect	0.02	0.01	0.05	0.03

Adjustment for restructuring and other unusual charges, net of tax	—	329	—	6,366
Income per diluted share effect	—	0.00	—	0.06

Adjustment for one-time contribution, net of tax	7,750	—	7,750	—
Income per diluted share effect	0.08	—	0.08	—

Adjusted income per diluted share	$0.62	$0.50	$1.78	$1.45

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the restructuring charges and purchased intangibles amortization from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance. Management has also excluded the one-time contribution from its non-GAAP adjusted amounts to enable management and investors to prepare meaningful comparisons of the Company’s operating results to prior and future periods.